UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K/A

Amendment No. 1

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 11, 2020

Kriptech International, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-214815	37-1830331
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 430, 1110 Brickell Ave

Miami, FL 33131

(Address of principal executive offices)

Phone: +(305) 853 8178

(Registrant’s telephone number)

21/37 moo 4, Bangrak, Brophut

Surat Thani Province

Koh Samui 84320

Thailand

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Explanatory Note

This Amendment No.1 to Form 8-K that was originally filed on June 12, 2020, updates Mr. Meshal Al Mutawa’s age to 29. Otherwise this filing is the same as the original filing.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

On June 11, 2020, Meshal Al Mutawa, acquired control of Eight Million (8,000,000) restricted shares of the Company’s issued and outstanding common stock, representing approximately 75.97% of the Company’s total issued and outstanding common stock, from Anatolii Antontcev and Aleksandr Zausayev in exchange for $270,000 per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and amongst Mr. Al Mutawa, Mr. Zausayev and Mr. Antontcev.

There are no arrangements or understandings between Ms. Antontcev and Mr. Al Mutawa and/or their respective associates with respect to the election of directors or other matters.

The following table sets forth, as of June 11, 2020, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 10,530,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Meshal Al Mutawa	8,000,000	75.97%
All executive officers and directors as a group (1 person)	8,000,000	75.97%
(1) Mr. Meshal Al Mutawa acquired these shares on June 11, 2020 in a private transaction from Mr. Anatolii Antontcev, and Mr. Aleksandr Zausayev our former officers and directors.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the company.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 11, 2020, (i) Mr. Anatolii Antontcev resigned from all positions with the Company, including as President, Chief Executive Officer, Treasurer, Chief Financial Officer and as a Director, (ii) Aleksandr Zausayev resigned as the Secretary. The resignations of Mr. Antontcev and Mr. Zusayev were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 11, Mr. Meshal Al Mutawa was appointed to the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary.

The following sets forth biographical information for Mr. Meshal Al Mutawa:

Meshal Al Mutawa. age 29: Mr. Meshal Al Mutawa is currently the Chairman of Al Mutawa Group Holding, where he has held that position since 2011. While at Al Mutawa Group Holding, he has been able to apply his business and management focused studies that he received from the Australian College in Kuwait, as well as his law degree that he earned from the Applied Science University in the Kingdom of Bahrain and his second degree in law from the University of Sharjah, which is located in the United Arab Emirates. In 2016, Mr. Al Mutawa founded and established Al-Mutawa Investments, LLC in New York City, which he still currently operates. Al-Mutawa Investments, LLC, is focused on the development of commercial and residential real estate in the city of New York, with a further focus on the borough of Manhattan. The Board of Directors believes that Mr. Al Mutawa’s financial and legal knowledge as well as his business acumen would be a valuable asset to the Company.

Family Relationships

Mr. Al Mutawa does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Al Mutawa reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

None.

ITEM  8.01 – OTHER EVENTS

On June 11, 2020, Board of Directors of the Company authorized a change of address, the new address is:

Suite 430, 1110 Brickell Ave

Miami, FL 33131

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

17.1	Resignation of Anatolii Antontcev as CEO, CFO, President, Treasurer and Director of the Company.	Filed on June 12, 2020 with the SEC as part of our current report on Form 8-K.
17.2	Resignation of Aleksandr Zausayev as Secretary of the Company.	Filed on June 12, 2020 with the SEC as part of our current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kriptech International, Corp. Date: June 15, 2020 By: /s/ Meshal Al Mutawa Meshal Al Mutawa President & CEO